Exhibit 99.1

AvePoint Announces Fourth Quarter and Full Year 2021 Financial Results and $150 Million Share Repurchase Program

Full year SaaS revenue of $85.6 million, up 64% year-over-year
Total ARR of $159.2 million, up 34% year-over-year
Cloud user base exceeds 9 million

JERSEY CITY, N.J., March 17, 2022 (GLOBE NEWSWIRE) -- AvePoint (NASDAQ: AVPT), the most advanced SaaS and data management solutions provider, today announced financial results for the fourth quarter and full year ended December 31, 2021.

“AvePoint’s fourth quarter performance was a solid finish to our first year as a public company, which was highlighted by 64% SaaS revenue growth and 34% ARR growth, with an additional 36% growth in customers with ARR above 100k,” said Dr. Tianyi Jiang (TJ), CEO and Co-Founder, AvePoint. “As enterprises continue their long-term shift to SaaS based platforms, and we see increased application usage in 2022 and beyond, we believe we are well positioned to capitalize on this massive opportunity, which will require the industry leading data management and collaboration security solutions that AvePoint offers. I’m incredibly thankful to our team for their continued focus on expanding our unique product offerings, enhancing our channel business, and delivering exceptional service to our existing multi-cloud customers."

Fourth Quarter 2021 Financial Highlights

  Revenue: Total revenue for the fourth quarter of 2021 was $53.8 million, up 17% from the fourth quarter of 2020. Within total revenue, SaaS revenue was $24.3 million, up 52% from the fourth quarter of 2020, and term license and support revenue was $13.7 million, a decline of 13% due to an adjustment in the timing of revenue recognition on term license contracts, which resulted in the deferral of an additional $4.4 million of revenue into future periods. Excluding the effects of this adjustment, total revenue growth would have been 26% and term license and support growth would have been 15%.
  Gross Profit: Gross profit for the fourth quarter of 2021 was $38.9 million, compared to $35.5 million for the fourth quarter of 2020. Gross margin for the fourth quarter of 2021 was 72.2%, compared to 77.0% for the fourth quarter of 2020. Non-GAAP gross profit for the fourth quarter of 2021 was $39.6 million, compared to $35.8 million for the fourth quarter of 2020. Non-GAAP gross margin was 73.5% for the fourth quarter of 2021, compared to 77.6% for the fourth quarter of 2020.
  Operating Income/(Loss): Operating loss for the fourth quarter of 2021 was $(7.7) million, compared to $(10.8) million for the fourth quarter of 2020. Non-GAAP operating income for the fourth quarter of 2021 was $1.4 million, compared to $6.7 million for the fourth quarter of 2020.

Full Year 2021 Financial Highlights

  Revenue: Total revenue for the full year 2021 was $191.9 million, up 27% from 2020. Within total revenue, SaaS revenue was $85.6 million, up 64% from 2020, and term license and support revenue was $51.0 million, up 31% from 2020. Adjusting for the change in the timing of revenue recognition of $4.4 million, total revenue would have been up 30% and term license and support revenue would have increased 42% from 2020.
  Gross Profit: Gross profit for the full year of 2021 was $139.2 million, compared to $111.2 million for 2020. Gross margin for the full year 2021 was 72.6%, compared to 73.4% for 2020. Non-GAAP gross profit for the full year 2021 was $142.7 million, compared to $111.8 million for 2020. Non-GAAP gross margin was 74.4% for the full year 2021, compared to 73.8% for 2020.
  Operating Income/(Loss): Operating loss for the full year 2021 was $(53.5) million, compared to $(15.4) million for 2020. Non-GAAP operating income for the full year 2021 was $6.0 million, compared to $18.3 million for 2020.
  Free cash flow of $3.1 million for the full year 2021 and $271 million of cash and short-term investments as of the end of the year.

Fourth Quarter Key Highlights

  Grew total ARR 34% year-over-year to $159.2 million.
  Increased dollar-based net retention rate to 110%, up 3 percentage points year-over-year.
  Eclipsed 2,800 total channel partners in 2021, of which, roughly three quarters are managed service providers (MSPs). AvePoint’s channel presence has further expanded to include over 100 cloud marketplaces and distributors across 7 continents.
  Expanded cloud user base to 9.4 million, up 34% from 7.0 million as of December 31, 2020.
  Recognized as a Leader in The Forrester New Wave: SaaS Application Data Protection, Q4 2021 Report. According to the report, AvePoint offers strong capabilities in Microsoft 365, Google Workspace and Salesforce backup capabilities, and was the only vendor to receive a differentiated rating in all three criteria.

Share Repurchase Program

AvePoint’s Board of Directors has authorized a new share repurchase program for AvePoint to buy back its outstanding common shares. Under the share repurchase program, AvePoint has the authority to buy up to a maximum of $150 million worth of shares, over the next three years, via acquisitions in the open market or privately negotiated transactions. AvePoint is not obligated to make any purchases and the program may be suspended or discontinued at any time.

Financial Outlook

AvePoint is providing guidance for its first quarter and full year 2022 as follows:

  First Quarter 2022 Guidance: Total revenue is expected to be in the range of $48.0 million to $49.0 million or approximately 25% year-over-year growth. Non-GAAP operating loss is expected to be in the range of $(6.0) to $(6.5) million.
  Full Year 2022 Guidance: Total revenue is expected to be in the range of $236.0 million to $242.0 million or approximately 25% year-over-year growth. Non-GAAP operating income/loss is expected to be in the range of a loss of $(3.5) million to income of $1.0 million. ARR is expected to be in the range of $212 million to $216 million or approximately 34% year-over-year growth.

Quarterly Conference Call

AvePoint will host a conference call today, March 17, 2022, to review its fourth quarter and full year 2021 financial results and to discuss its financial outlook. The call is scheduled to begin at 4:30pm ET. Investors are invited to join the webcast by visiting https://ir.avepoint.com/events. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

Collaborate with confidence. AvePoint provides the most advanced platform for SaaS and data management to optimize SaaS operations and secure collaboration. More than 9 million cloud users rely on our solutions. Our SaaS solutions are also available to managed service providers via more than 100 cloud marketplaces, so they can better support and manage their small and mid-sized business customers. Founded in 2001, AvePoint is a five-time Global Microsoft Partner of the Year and headquartered in Jersey City, New Jersey. For more information, visit www.avepoint.com.

Non-GAAP Financial Measures

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin. In order for AvePoint’s investors to be better able to compare its current results with those of previous periods, the company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense. AvePoint believes the presentation of its non-GAAP financial measures enhances the user’s overall understanding of its historical financial performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint's business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of AvePoint 's most recent Quarterly Report on Form 10-Q and its registration statement on Form S-1 and related prospectus and prospectus supplements filed with the SEC. Copies of these and other documents filed by AvePoint from time to time are available on the SEC's website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations.

Investor Contact:
ICR for AvePoint, Inc.
Marc P. Griffin
ir@avepoint.com
646-277-1290

Media Contact:
AvePoint, Inc.
Nicole Caci
pr@avepoint.com
201-201-8143

AvePoint, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue:
SaaS	$24,325	$16,040	$85,580	$52,074
Term license and support	13,678	15,677	50,970	38,949
Services	10,558	7,967	31,919	34,140
Maintenance	4,862	5,625	21,022	23,462
Perpetual license	415	813	2,418	2,908
Total revenue	53,838	46,122	191,909	151,533
Cost of revenue:
SaaS	5,169	3,194	19,039	11,050
Term license and support	236	673	950	1,930
Services	9,198	6,484	30,726	26,089
Maintenance	341	243	1,949	1,221
Total cost of revenue	14,944	10,594	52,664	40,290
Gross profit	38,894	35,528	139,245	111,243
Operating expenses:
Sales and marketing	27,024	26,664	100,512	76,545
General and administrative	15,035	15,954	59,221	36,872
Research and development	4,132	3,444	31,765	12,204
Depreciation and amortization	375	259	1,238	1,059
Total operating expenses	46,566	46,321	192,736	126,680
Loss from operations	(7,672)	(10,793)	(53,491)	(15,437)
Gain on earn-out and warrant liabilities	7,583	—	21,233	—
Interest income, net	22	15	102	41
Other expense, net	(332)	(187)	(632)	(511)
Loss before income taxes	(399)	(10,965)	(32,788)	(15,907)
Income tax expense	7,090	1,134	457	1,062
Net loss	$(7,489)	$(12,099)	$(33,245)	$(16,969)
Net loss attributable to and accretion of redeemable noncontrolling interest	(561)	(27)	(1,974)	(27)
Net loss attributable to AvePoint, Inc.	$(8,050)	$(12,126)	$(35,219)	$(16,996)
Deemed dividends on preferred stock	—	(13,033)	(32,928)	(34,446)
Net loss available to common shareholders	$(8,050)	$(25,159)	$(68,147)	$(51,442)
Loss per share:
Basic	$(0.04)	$(0.26)	$(0.48)	$(0.57)
Diluted	$(0.04)	$(0.26)	$(0.48)	$(0.57)
Shares used in computing loss per share:
Basic	182,133	98,107	141,596	89,638
Diluted	182,133	98,107	141,596	89,638

AvePoint, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands, except par value) (Unaudited)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$268,217	$69,112
Short-term investments	2,411	992
Accounts receivable, net of allowance of $838 and $1,767 at December 31, 2021 and December 31, 2020, respectively	59,223	48,250
Prepaid expenses and other current assets	6,573	2,343
Total current assets	336,424	120,697
Property and equipment, net	3,922	2,663
Deferred contract costs	38,926	31,943
Long-term unbilled receivables	8,049	5,499
Other assets	7,354	8,252
Total assets	$394,675	$169,054
Liabilities, mezzanine equity, and stockholders’ deficiency
Current liabilities:
Accounts payable	$1,824	$774
Accrued expenses and other liabilities	35,062	26,245
Current portion of deferred revenue	79,714	65,203
Total current liabilities	116,600	92,222
Long-term portion of deferred revenue	8,555	9,485
Share-based awards classified as liabilities	—	43,502
Earn-out shares liabilities	10,012	—
Other non-current liabilities	3,943	3,658
Total liabilities	139,110	148,867
Commitments and contingencies (Note 11)
Mezzanine equity
Redeemable convertible preferred stock, $0.0001 par value; 94,695 shares authorized, 42,001 shares issued and outstanding with aggregate liquidation preference of $403,361 at December 31, 2020	—	183,390
Redemption value of common shares	—	25,074
Share-based awards classified as mezzanine equity	—	1,489
Redeemable noncontrolling interest	5,210	3,061
Total mezzanine equity	5,210	213,014
Stockholders’ deficiency
Common stock, $0.0001 par value; 1,000,000 and 243,360 shares authorized, 181,822 and 100,068 shares issued and outstanding, at December 31, 2021 and December 31, 2020, respectively	18	12
Additional paid-in capital	625,056	105,159
Treasury stock	(1,739)	—
Accumulated other comprehensive income	2,317	1,791
Accumulated deficit	(375,297)	(299,789)
Total stockholders’ equity (deficiency)	250,355	(192,827)
Total liabilities, mezzanine equity, and stockholders’ equity (deficiency)	$394,675	$169,054

AvePoint, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	For the Year Ended
	December 31,
	2021	2020
Operating activities
Net loss	$(33,245)	$(16,969)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,238	1,059
Foreign currency remeasurement loss (gain)	1,308	(378)
Provision for doubtful accounts	(740)	690
Stock-based compensation	59,508	33,767
Loss (gain) on disposal of property and equipment	(15)	80
Deferred income taxes	(1,694)	(433)
Change in value of earn-out and warrant liabilities	(21,233)	—
Changes in operating assets and liabilities:
Accounts receivable and long-term unbilled receivables	(14,949)	(8,946)
Prepaid expenses and other current assets	(4,026)	1,204
Deferred contract costs and other assets	(7,606)	(3,236)
Accounts payable, accrued expenses and other liabilities	10,257	971
Deferred revenue	16,742	11,311
Net cash provided by operating activities	5,545	19,120
Investing activities
Maturity (purchase) of short-term investments	(1,431)	2,391
Purchase of property and equipment	(2,461)	(1,023)
Net cash provided by (used in) investing activities	(3,892)	1,368
Financing activities
Proceeds from recapitalization of Apex shares	491,563	—
Payments of transaction fees	(49,990)	—
Redemption of redeemable convertible preferred stock	(130,925)	(33,712)
Redemption of Legacy AvePoint common stock	(106,169)	—
Payments of transaction fees by Legacy AvePoint	(2,998)	(2,089)
Purchase of treasury stock	(1,628)	—
Payment of net cash settlement for management options	(7,530)	—
Proceeds from stock option exercises	5,566	612
Proceeds from sale of common shares of subsidiary	753	7,505
Repayments of capital leases	(25)	(49)
Payments of debt issuance costs	—	(300)
Proceeds from issuance of Common stock, net of issuance costs	—	58,669
Collection of promissory note	—	284
Collection of non-recourse promissory note	—	4,639
Net cash provided by financing activities	198,617	35,559
Effect of exchange rates on cash	(1,165)	903
Net increase in cash and cash equivalents	199,105	56,950
Cash and cash equivalents at beginning of period	69,112	12,162
Cash and cash equivalents at end of period	$268,217	$69,112
Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest	$102	$—
Income taxes	$(3,430)	$1,068
Non-cash investing and financing activities
Issuance of common shares in exchange for issuance cost	$—	$2,408
Property and equipment acquired under capital leases	$—	$29

AvePoint, Inc. and Subsidiaries Non-GAAP Reconciliations (In thousands) (Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Non-GAAP operating income
GAAP operating income	$(7,672)	$(10,793)	$(53,491)	$(15,437)
Stock-based compensation expense	9,033	17,532	59,508	33,767
Non-GAAP operating income	$1,361	$6,739	$6,017	$18,330
Non-GAAP operating margin	2.5%	14.6%	3.1%	12.1%

Non-GAAP gross profit
GAAP gross profit	$38,894	$35,528	$139,245	$111,243
Stock-based compensation expense	687	276	3,477	592
Non-GAAP gross profit	$39,581	$35,804	$142,722	$111,835
Non-GAAP gross margin	73.5%	77.6%	74.4%	73.8%

Non-GAAP sales and marketing
GAAP sales and marketing	$27,024	$26,664	$100,512	$76,545
Stock-based compensation expense	(2,833)	(10,746)	(15,906)	(19,973)
Non-GAAP sales and marketing	$24,191	$15,918	$84,606	$56,572
Non-GAAP sales and marketing as a % of revenue	44.9%	34.5%	44.1%	37.3%

Non-GAAP general and administrative
GAAP general and administrative	$15,035	$15,954	$59,221	$36,872
Stock-based compensation expense	(4,688)	(6,420)	(24,063)	(12,916)
Non-GAAP general and administrative	$10,347	$9,534	$35,158	$23,956
Non-GAAP general and administrative as a % of revenue	19.2%	20.7%	18.3%	15.8%

Non-GAAP research and development
GAAP research and development	$4,132	$3,444	$31,765	$12,204
Stock-based compensation expense	(825)	(90)	(16,062)	(286)
Non-GAAP research and development	$3,307	$3,354	$15,703	$11,918
Non-GAAP research and development as a % of revenue	6.1%	7.3%	8.2%	7.9%